                                                                   EXHIBIT 10.44
                                CREDIT AGREEMENT



                                     between



                           INSITE VISION INCORPORATED,

                                  as Borrower,



                                       and



                           PHARMACIA & UPJOHN COMPANY,

                                    as Lender




                          Dated as of November 11, 1999


--------------------------------------------------------------------------------
                           $4,000,000 Credit Facility
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

                                TABLE OF CONTENTS

Article 1. - Definitions ....................................................       1

      Section 1.1   "Affiliate" .............................................       1
      Section 1.2   "Agreement" .............................................       1
      Section 1.3   "Base Rate" .............................................       1
      Section 1.4   "Business Day" ..........................................       1
      Section 1.5   "Credit Documents" ......................................       1
      Section 1.6   "Credit Loan" ...........................................       1
      Section 1.7   "Credit Note" ...........................................       2
      Section 1.8   "Debt" ..................................................       2
      Section 1.9   "Default" ...............................................       2
      Section 1.10  "Default Rate" ..........................................       2
      Section 1.11  "Environmental Laws" ....................................       2
      Section 1.12  "ERISA" .................................................       2
      Section 1.13  "Event of Default" ......................................       3
      Section 1.14  "GAAP" ..................................................       3
      Section 1.15  "Hazardous Substance" ...................................       3
      Section 1.16  "ISV-900 Agreements" ....................................       3
      Section 1.17  "Initial Loan Date" .....................................       3
      Section 1.18  "ISV-900 Project" .......................................       3
      Section 1.19  "ISV-900 Project Agreement" .............................       3
      Section 1.20  "Lien" ..................................................       3
      Section 1.21  "Obligations" ...........................................       3
      Section 1.22  "Permitted Debt" ........................................       4
      Section 1.23  "Permitted Liens" .......................................       4
      Section 1.24  "Person" ................................................       5
      Section 1.25  "Plan" ..................................................       5
      Section 1.26  "Termination Date" ......................................       5

Article 2. - Amount and Terms of the Credit Loan ............................       5

      Section 2.1   Total Credit ............................................       5
      Section 2.2   Credit Loans ............................................       5
      Section 2.3   Interest Rate ...........................................       6
      Section 2.4   Payments of Principal, Interest and Costs ...............       6
      Section 2.5   Voluntary Prepayments ...................................       7
      Section 2.6   Method of Payment .......................................       8
      Section 2.7   Use of Proceeds .........................................       8
      Section 2.8   Application .............................................       8

Article 3. - Conditions of Lending ..........................................       8

      Section 3.1   Conditions of Borrowing .................................       8
      Section 3.2   Credit Documents ........................................       9
      Section 3.3   Conditions Precedent to All Credit Loans ................       9

Article 4. - Representations and Warranties .................................      10

      Section 4.1   Representations, Warranties and Covenants of the Borrower      10
      Section 4.2   Survival of Representations .............................      12

Article 5. - Covenants of the Borrower ......................................      12

      Section 5.1   Affirmative Covenants ...................................      12
      Section 5.2   Negative Covenants ......................................      13
      Section 5.3   Public Filings ..........................................      14

Article 6. - Default ........................................................      14

      Section 6.1   Events of Default .......................................      14
      Section 6.2   Obligation to Lend; Acceleration ........................      15
      Section 6.3   Right of Set-off ........................................      16

Article 7. - Miscellaneous ..................................................      16

      Section 7.1   Notices .................................................      16
      Section 7.2   Indemnity ...............................................      17
      Section 7.3   Entire Agreement; Modification of Agreement .............      17
      Section 7.4   Assignment/Sale of Interest .............................      17
      Section 7.5   Reimbursement of Expenses ...............................      18
      Section 7.6   Indulgences Not Waivers .................................      18
      Section 7.7   Severability ............................................      18
      Section 7.8   Successors and Assigns ..................................      18
      Section 7.9   General Waivers by the Borrower .........................      19
      Section 7.10  Incorporation by Reference ..............................      19
      Section 7.11  Execution in Counterparts; Facsimile Signatures .........      19
      Section 7.12  Governing Law; Consent to Forum .........................      19
      Section 7.13  Waiver of Jury Trial ....................................      19
      Section 7.14  Accounting Terms ........................................      19
      Section 7.15  Construction/Headings ...................................      19

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of November 11, 1999 (the "Effective Date"), by and between InSite Vision Incorporated, a Delaware corporation (the "Borrower"), with its chief executive office located at 965 Atlantic Avenue, Alameda, California, 94501, and Pharmacia & Upjohn Company, a Delaware corporation (the "Lender"), with an office located at 100 Route 206 North, Peapack, NJ 07977.


                                   ARTICLE 1.
                                   DEFINITIONS

         For purposes of this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

         SECTION 1.1 "Affiliate" means a Person (1) which owns or otherwise has an interest in five percent or more of any equity interest of the Borrower (except Lender or its Affiliates), (2) five percent or more of the equity interests of which the Borrower (or any shareholder, director, officer, employee or Subsidiary of the Borrower or any combination thereof) owns or otherwise has an interest in, or (3) which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Borrower. For purposes of subpart (3) above, "control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

         SECTION 1.2 "Agreement" means this Credit Agreement, as amended, renewed, restated, replaced or otherwise modified from time to time.

         SECTION 1.3 "Base Rate" means the rate of interest announced publicly by Chase Manhattan Bank in New York City from time to time as its prime rate or other designation in replacement of the prime rate announced publicly by such bank. Such rate is only a reference rate and may not be the lowest rate offered by such bank or the Lender.

         SECTION 1.4 "Business Day" means a day on which banks in New York City are open for business to the general public other than a Saturday or Sunday.

         SECTION 1.5 "Credit Documents" means this Agreement, the Credit Note and any other agreements or documents existing on or after the Initial Loan Date evidencing or securing any Credit Loan and any amendments, renewals, restatements, replacements or other modifications of the foregoing from time to time.

         SECTION 1.6 "Credit Loan" means any loan made by the Lender as provided in Section 2.2 of this Agreement.

         SECTION 1.7 "Credit Note" means the Credit Note to be executed by the Borrower on or about the Initial Loan Date in favor of the Lender to evidence the Credit Loans made pursuant to Section 2.2 of this Agreement, which shall be substantially in the form of Exhibit A, as the same may be amended, renewed, replaced, consolidated or otherwise modified from time to time after execution and delivery thereof.

         SECTION 1.8 "Debt" means, collectively, (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes or other similar instruments; (3) obligations for the deferred purchase price of property or services; (4) obligations as lessee under capital leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) reimbursement obligations under letters of credit or acceptance facilities; (7) all guarantees, Debt of another of the types referred to in clauses (1) through (6) guaranteed or effectively guaranteed through endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (8) obligations secured by a Lien, whether or not the obligations have been assumed.

         SECTION 1.9 "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         SECTION 1.10 "Default Rate" has the meaning provided in Section 2.3(b) of this Agreement.

         SECTION 1.11 "Environmental Laws" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, policy, consent decree or judgment, relating to the protection of environment or Hazardous Substances, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; The Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq.; or the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq.; and any laws relating to protection of safety, health or the environment which regulate the use of biological agents or substances including medical or infectious wastes as any such laws have been amended.

         SECTION 1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         SECTION 1.13 "Event of Default" has the meaning provided in Section 6.1 of this Agreement.

         SECTION 1.14 "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         SECTION 1.15 "Hazardous Substance" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now or in the past defined in any applicable Environmental Law or any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon.

         SECTION 1.16 "ISV-900 Agreements" has the meaning set forth in the ISV-900 Project Agreement.

         SECTION 1.17 "Initial Loan Date" means the second anniversary of the Effective Date.

         SECTION 1.18 "ISV-900 Project" means all existing and future patent, license and contractual rights and assets arising out of or related to the ISV-900 Agreements to which Lender is granted rights under the ISV-900 Project Agreement.

         SECTION 1.19 "ISV-900 Project Agreement" means the ISV-900 Project Agreement between Lender and Borrower dated the date hereof, as such agreement is amended, modified or supplemented from time to time.

         SECTION 1.20 "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         SECTION 1.21 "Obligations" means all Credit Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Lender of any kind or nature, existing or future, whether or not evidenced by any note, letter of credit, guaranty or other instrument, arising under this Agreement or any of the other Credit Documents and whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after the Initial Loan Date and however acquired, and all amendments, renewals, restatements, replacements or other modifications of the foregoing from time to time. The term includes, without limitation, all principal, interest, fees, expenses and any other sums chargeable to the Borrower under any of the Credit Documents.

         SECTION 1.22      "Permitted Debt" means any of the following:

         (a) accrued expenses and trade account payables incurred in the ordinary course of the Borrower's business;

         (b)      Debt to the Lender;

         (c) Debt which is subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to the Lender in its sole discretion;

         (d) Debt appearing on the latest available balance sheet as of the Initial Loan Date, less principal payments or prepayments thereof after the date of such balance sheet and extensions, renewals and refinancings thereof, provided that the principal amount is not thereby increased; and

         (e) Debt for borrowed money pursuant to which the lender thereof specifically disclaims any rights in or to the ISV-900 Project, ISV-900 Project Agreement, and the ISV-900 Agreements;

         (f)      obligations in respect of equipment or facility leases;

         (g)      investments permitted pursuant to Section 5.2(c); and

         (h)      other Debt approved in advance by the Lender in writing.

         SECTION 1.23      "Permitted Liens" means any of the following:

         (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

         (b) Liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

         (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Borrower's business;

         (d) Liens imposed by law, such as mechanics', workers', materialmen's, carriers' or other like Liens arising in the ordinary course of the Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

         (e) rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrower's real property which do not materially interfere with the use of such property; and

         (f) Liens in respect of Debt for borrowed money but only to the extent the lienholder expressly disclaims any rights in or to any of the ISV-900 Project, the ISV-900 Project Agreement and the ISV-900 Agreements;

         (g)      Liens in favor of the Lender;

         (h) Liens upon or in any equipment acquired or held to secure the purchase price thereof or Debt incurred for the purpose of financing the acquisition of such equipment or property;

         (i) restrictions and other minor encumbrances on real property that do not materially impair the use or value thereof; and

         (j) Liens in respect of royalties concerning intellectual property rights.


         SECTION 1.24 "Person" means an individual, corporation, partnership, trust, governmental entity or any other entity, organization or group whatsoever.

         SECTION 1.25 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower on or after the Initial Loan Date.

         SECTION 1.26 "Termination Date" means the third annual anniversary of the Initial Loan Date.

                                   ARTICLE 2.
                       AMOUNT AND TERMS OF THE CREDIT LOAN

         SECTION 2.1 Total Credit. The Lender agrees, subject to the terms and conditions of this Agreement, to make a total credit of up to Four Million U.S. Dollars ($4,000,000) available to the Borrower upon its request. Subject to the terms and conditions hereof, the Borrower shall be entitled to borrow, repay and re-borrow up to the total amount of the credit made available hereunder, during the term hereof.

         SECTION 2.2 Credit Loans.

         (a) General. The Lender agrees, subject to the terms and conditions of this Agreement, to make Credit Loans to the Borrower, on no more than a monthly basis, from the Initial Loan Date to the Business Day immediately preceding the Termination Date up to a maximum principal amount at any time outstanding equal to $4,000,000. In no event shall the Lender be obligated to make any Credit Loan if any Default exists or would result from the making of such Credit Loan.

         (b) Credit Note. All Credit Loans shall be evidenced by, and shall be payable in accordance with the terms and conditions of, the Credit Note, as amended, renewed, restated, replaced or otherwise modified from time to time.

         SECTION 2.3 Interest Rate.

         (a) Credit Loans. Interest shall accrue on the outstanding principal balance at the end of day of each Credit Loan under the Credit Note at the Base Rate on the day such Credit Loan is initially advanced plus three percent (3%). Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date each Credit Loan is made but excluding the last day, and shall be based upon the outstanding principal balance of each Credit Loan at the end of each day.

         (b) Default Rate. Upon or after the occurrence and during the continuation of any Event of Default, the principal amount of the Credit Loan shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a rate per annum equal to * above the interest rate that would otherwise apply under Sections 2.3(a) (the "Default Rate").

         (c) Usury. In no event shall the aggregate amount which is deemed interest hereunder or under the Credit Note, and charged or collected pursuant to the terms of this Agreement or any other Credit Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the other Credit Documents in excess of the highest applicable rate, the Lender shall apply such excess to any other Obligations then due and payable, whether principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to the Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.

         SECTION 2.4 Payments of Principal, Interest and Costs. Except as otherwise provided in this Agreement, the Obligations shall be due and payable as provided below.


         (a)      Credit Loan.

                  (i) Interest. Accrued interest on outstanding principal balance of the Credit Loans shall be due and payable on the Termination Date.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                  (ii) Principal. The outstanding principal balance of the Credit Loans shall be due and payable on the Termination Date.

         (b) At the election of Borrower, principal and interest on the Credit Loans due and payable on the Termination Date may be paid upon the Termination Date in shares of Borrower's common stock. In the event Borrower elects to repay the Credit Loans in Borrower common stock, the following shall apply:

                  (i) shares of Borrower's common stock must be listed for trading on a nationally recognized stock exchange or automated quotation system;

                  (ii) in connection with the issuance of the shares of Borrower common stock pursuant hereto, Borrower must grant Lender an additional * demand registration * and unlimited "piggyback" registration rights;

                  (iii) the number of shares issuable to Lender as repayment shall be calculated as follows:

                                       PI / (AWP x *), where

                                       PI is the outstanding amount of principal and interest under the Credit Loans being converted and AWP is the average weighted closing share price of the Borrower's common stock for the twenty (20) trading days immediately prior to the repayment date; and

                  (iv) upon any distribution of shares to Lender pursuant to this Section, Lender shall be deemed to have repeated the representations set forth in Section 4.3 of the Stock Purchase Agreement dated of even date herewith between Borrower and Lender (the "Stock Purchase Agreement") in respect of the shares distributed pursuant hereto, and Borrower shall be deemed to have made the representation contained in Section 3.8 of the Stock Purchase Agreement. Such shares shall be subject legends as set forth in the Stock Purchase Agreement.

         (c) Other Obligations. Costs, fees and expenses and any other Obligations payable pursuant to this Agreement or the other Credit Documents shall be payable as and when provided in this Agreement or the other Credit Documents, as the case may be, or, if no specific provision for payment is made, on demand.

         SECTION 2.5 Voluntary Prepayments. The Borrower shall have the right, without penalty or premium, to prepay the Credit Loans, in whole or in part, at any time and from time to time after the Initial Loan Date on the following terms and conditions: (a) the Borrower shall give the Lender at least one Business Day's prior written notice of its intent to prepay any Credit Loan; and
(b) each prepayment shall be in amount of not less than $50,000 (or, if less, the entire outstanding principal balance of the Credit Loans).

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

         SECTION 2.6 Method of Payment. Payments due the Lender under this Agreement and the other Credit Documents shall be made in immediately available funds to the Lender at its office described in the introductory paragraph hereof unless the Lender gives notice to the contrary. Payments so received at or before 1:00 p.m. Eastern time on any Business Day shall be deemed to have been received by the Lender on that Business Day. Payments received after 1:00 p.m. Eastern time on any Business Day shall be deemed to have been received on the next Business Day, and interest, if payable in respect of such payment, shall accrue thereon until such next Business Day.

         SECTION 2.7       Use of Proceeds.

         (a) General. The Credit Loans shall be used for general corporate and working capital purposes.

         (b) Margin Loan. Notwithstanding anything herein to the contrary, the Borrower shall not, directly or indirectly, use any part of the Credit Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System otherwise than in accordance with the requirements of Regulation U, or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock otherwise than in accordance with the requirements of Regulation U, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

         SECTION 2.8 Application. Each payment by or on behalf of the Borrower hereunder shall, be applied (i) first, to any fees, costs, expenses and other amounts (other than principal and interest) due the Lender pursuant to the Credit Documents; (ii) second, to accrued and unpaid interest due the Lender pursuant to the Credit Documents; and (iii) third, to principal due the Lender.

                                   ARTICLE 3.
                              CONDITIONS OF LENDING

         SECTION 3.1 Conditions of Borrowing. In addition to the conditions set forth in Section 3.3, the Lender's obligation to make Credit Loans under this Agreement at and after the Initial Loan Date is subject to the Borrower's satisfaction of the following conditions precedent: (1) the Borrower shall give the Lender notice of its intention to borrower under any Credit Loan at least one Business Day before the date of such Credit Loan, which notice shall specify
(a) the date of such Credit Loan, (b) the amount of such Credit Loan, and (c) a statement from the chief financial officer, treasurer or similar financial officer of the Borrower to the Lender stating that the Borrower is in material compliance with all of its obligations and covenants under this Agreement and the other Credit Documents; and (2) the Lender shall not be obligated to make a Credit Loan to the Borrower if the Lender has made a Credit Loan to or for the benefit of the Borrower at any time within the preceding 30 days. All notices given under this Section by the Borrower shall be irrevocable and shall be given not later than 1:00 p.m. Eastern time on the day which is not less than the number of Business Days specified above for such notice. For purposes of this Section, the Borrower agrees that the Lender may rely and act upon any request for a Credit Loan from any individual who the Lender reasonably believes to be a representative of the Borrower.

         SECTION 3.2 Credit Documents. Notwithstanding anything herein or in the other Credit Documents to the contrary, the Lender shall not be obligated to make the initial Credit Loan under this Agreement to the Borrower until the Lender shall have received the following documents, duly executed and delivered by all parties thereto, and otherwise reasonably satisfactory in form and content to the Lender:

         (a)      Credit Agreement.  This Agreement;

         (b)      Credit Note.  The Credit Note;

         (c) Credit Loan Disbursement Instructions. Written instructions from the Borrower to the Lender directing the account to which proceeds of the Credit Loans made pursuant to this Agreement are to be paid;

         (d) Opinion of Borrower's Counsel. The favorable written opinion of Borrower's outside counsel to the Lender, regarding the incorporation of the Borrower, and the authorization and execution of the Credit Documents but specifically excluding an enforceability opinion;

         (e) Certificate of Borrower's Secretary. A certificate executed by the Borrower's secretary whereby such secretary affirms that attached to such certificate is (1) an accurate copy of the Borrower's board resolutions authorizing the execution, delivery and performance of the Credit Documents, (2) a copy of the Borrower's by-laws then in effect, (3) a copy of the Borrower's articles or certificate of incorporation and all amendments thereto, certified by the Secretary of State or other appropriate official of the Borrower's jurisdiction of incorporation, and (4) a certificate of good standing for the Borrower, dated within three Business Days prior to the initial Credit Loan, from the Secretary or State of the state of incorporation of the Borrower; and

         (f) Other Items. Such other agreements and documents as the Lender may reasonably request in connection with the transactions described in or contemplated by the Credit Documents.

         SECTION 3.3 Conditions Precedent to All Credit Loans. The obligation of the Lender to make each Credit Loan under this Agreement (including, without limitation, the initial Credit Loan) shall be subject to the further conditions precedent that, on the date of each such Credit Loan:

         (a) The following statements shall be true: (1) the representations and warranties of the Borrower contained in the Credit Documents (including, without limitation, those contained in Section 4 hereof) are correct on and as of the date of such Credit Loan as though made on and as of such date except to the extent such representations and warranties are made as of a specific date, in which event they shall be true and correct as of such date, and (2) there exists no Default or Event of Default as of such date, nor would any Default or Event of Default result from the making of the Credit Loan requested by the Borrower;

         (b) The Borrower shall have signed and sent to the Lender, if the Lender so requests, a request for advance, setting forth in writing the amount of the Credit Loan requested and the other information required pursuant to Section 3.1 hereof; provided, however, that the foregoing condition precedent shall not prevent the Lender, if it so elects in its sole discretion, from making a Credit Loan pursuant to the Borrower's non-written request therefor;

         (c) The Lender shall have received such other documents as it may reasonably request; and

         (d) There shall not be or have been a material, uncured breach as determined by Borrower under the ISV 900 Project Agreement the Development Committee or Executive Committee, as the case may be, as each such Committee is defined in the ISV-900 Project Agreement.

         The Borrower agrees that the making of a request by the Borrower for a Credit Loan, whether in writing, by telephone or otherwise, shall constitute a certification by the Borrower that all representations and warranties of the Borrower in the Credit Documents are true as of the date thereof except to the extent such representations and warranties are made as of a specific date, in which event they shall be true and correct as of such date and that all required conditions to the making of the Credit Loan have been met.


                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 Representations, Warranties and Covenants of the Borrower. The Borrower hereby represents, warrants to the Lender as follows on the date hereof and on each date a Credit Loan is made:

         (a) Organization and Existence. The Borrower (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (2) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, except where failure to be so qualified would not have a material adverse effect, and (3) has obtained all licenses and permits and has filed all registrations necessary to the operation of its business (except where the failure to so qualify or to obtain such licenses or permits would not materially and adversely affect the business, financial condition or operations of the Borrower, a "Material Adverse Effect").

         (b) Authorization by the Borrower. The execution, delivery and performance by the Borrower of the Credit Documents (1) are within the Borrower's corporate powers, (2) have been duly authorized by all necessary corporate action, (3) do not contravene the Borrower's articles or certificate of incorporation or by-laws, or any material law or contractual restriction binding on or affecting the Borrower or its properties, and (4) do not result in or require the creation of any Lien upon any of Borrower real or personal property.

         (c) Approval of Governmental Bodies. Based in part upon the representations of the Lender pursuant to Section 2.4, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Documents or the exercise by the Lender of its rights thereunder.

         (d) Enforceability of Obligations. The Credit Documents are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally and subject to the discretion of courts in applying equitable remedies.

         (e) Financial Statements. All financial statements of the Borrower which have been furnished to the Lender fairly present the financial condition of the Borrower, as of the dates reflected on the financial statements, and fairly present the results of its operations for the period covered thereby, all in accordance with GAAP, except for the omission of footnotes in interim financial statements and subject to normal year-end adjustments.

         (f) Litigation. There is no pending or to the knowledge of Borrower threatened action or proceeding affecting the Borrower or its properties before any court, governmental agency or arbitrator which, if determined adversely to the Borrower, could reasonably be expected to result in a Material Adverse Effect.

         (g) Existing Debt. The Borrower has no Debt other than Permitted Debt and Debt reflected on its most recent financial statements submitted to the Lender.

         (h) Taxes. The Borrower has filed all required federal, state, local and other tax returns and has paid, or made adequate provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by the Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

         (i) Hazardous Materials. The Borrower has complied in all material respects with all Environmental Laws and all of its facilities, leaseholds, assets and other property comply in all material respects with all Environmental Laws. To the Borrower's knowledge, there are no outstanding or threatened citations, notices or orders of non-compliance issued to the Borrower or relating to its facilities, leaseholds, assets or other property. The Borrower has been issued all material licenses, certificates, permits or other authorizations required under any Environmental Law or by any federal, state or local governmental or quasi-governmental entity.

         (j) Title to Property. The Borrower has good and marketable title to all material assets and other property owned by it, and reflected in the latest available publicly filed financial statements of the Borrower.

         (k) Insolvency. After the execution and delivery of the Credit Documents and the disbursement of the initial Credit Loan hereunder, the Borrower will not be insolvent within the meaning of the United States Bankruptcy Code or unable to pay its debts as they mature.

         SECTION 4.2 Survival of Representations. All representations and warranties made in Section 4.1 shall survive the execution and delivery of the Credit Documents and the making of the Credit Loans and are remade after the date hereof only as specifically set forth herein.

                                   ARTICLE 5.
                            COVENANTS OF THE BORROWER

         SECTION 5.1 Affirmative Covenants. So long as any Obligations remain unpaid or the Lender shall have any commitment to extend credit to or for the benefit of the Borrower, unless otherwise consented to in writing by the Lender, the Borrower covenants to the Lender as follows:

         (a) Compliance with Laws. The Borrower shall comply in all material respects with all material, applicable laws, rules, regulations and orders affecting the Borrower or its properties, including, without limitation, all Environmental Laws.

         (b)      Reporting Requirements. The Borrower shall furnish to the
                  Lender:

                  (i) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Borrower, an internally prepared balance sheet of the Borrower as of the end of such quarter and internally prepared income statements as of the end of such quarter for such quarter and for the fiscal year-to-date, each certified by the Borrower's chief financial officer;

                  (ii) Audited Year-End Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, final audited financial statements (as described above but including a statement of changes in financial position) as of the end of such fiscal year of the Borrower prepared by independent certified accountants.

        (c) Preservation of Business and Corporate Existence. The Borrower shall: (1) carry on and conduct its principal business substantially as it is now being conducted; (2) maintain in good standing its existence and its right to transact business in those states in which it is now or may after the Initial Loan Date be doing business except where failure to be so qualified does not have a material adverse effect; (3) maintain all licenses, permits and registrations necessary to the conduct of its business, and (4) comply with its material covenants and obligations as set forth in the ISV 900 Project Agreement.

         (d) Notice of Default. The Borrower shall give prompt notice in writing to the Lender of any events of default under this Agreement or the other Credit Documents or any development or the occurrence of any event, financial or otherwise, which may or shall materially and adversely affect the business, properties or affairs of the Borrower or its ability to pay and perform its obligations under this Agreement or the other Credit Documents.

         (e) Further Assurances. The Borrower further agrees to execute, deliver or perform, or cause to be executed, delivered or performed, all such documents, agreements or acts, as the case may be, as the Lender may reasonably request from time to time to evidence and give effect to, the Lender's rights and remedies under, or as contemplated by, the Credit Documents or at law or in equity.

         SECTION 5.2 Negative Covenants. So long as any Obligations except inchoate obligations remain unpaid or the Lender shall have any commitment to extend credit to or for the benefit of the Borrower, unless otherwise consented to in writing by the Lender, the Borrower covenants to the Lender as follows:

         (a) Liens. The Borrower shall not create or suffer to exist any Lien, except for Permitted Liens, upon or with respect to any of its properties, whether the Borrower owns or has an interest in such properties on the Initial Loan Date or at any time thereafter.

         (b) Debt. The Borrower shall not create or suffer to exist any Debt except for Permitted Debt.

         (c) Restricted Investments. The Borrower will not purchase or make investments in any Person except for (i) investments made in accordance with the Borrower's investment policy approved by its Board of Directors, (ii) investments in the Borrower's majority-owned subsidiaries, (iii) extensions of credit in the ordinary course of business and (iv) investments in joint ventures or other business ventures approved by the Board of Directors of the Borrower.

         (d) Corporate Structure; Disposition of Assets. Unless all outstanding Obligations are repaid to Lender in cash prior to such event, Borrower shall not merge or consolidate with or otherwise acquire, or be acquired by, any other Person.

         (e) Conflicting Agreements. The Borrower shall not enter into any agreement any term or condition of which conflicts with any provision of this Agreement or the other Credit Documents.

         (f) Transactions With Affiliates. The Borrower shall not enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms substantially as favorable to the Borrower as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.

         (g) Distributions. The Borrower shall not pay any dividends on or make any other distributions in respect of any stock of the Borrower or redeem or otherwise acquire any such stock.

         SECTION 5.3 Public Filings. The Borrower shall not be required to provide copies of any information required pursuant to Section 5.1 to the extent such information is contained in any filings made by the Borrower with the Securities and Exchange Commission or national exchange on which the Borrower's shares are traded.

                                   ARTICLE 6.
                                    DEFAULT

         SECTION 6.1 Events of Default. Each of the following events shall constitute an Event of Default hereunder:

         (a) The Borrower fails to pay any principal, interest, fee, expense or other monetary obligation of the Borrower to the Lender under the Credit Documents in accordance with the terms thereof, and the Borrower fails to cure such default within 5 days after written notice from the Lender specifying in reasonable detail the nature of such default is received by the Borrower; or

         (b) The Borrower fails to perform or observe any term, covenant or other provision contained in Sections 5.1 or 5.2 of this Agreement in accordance with the terms thereof provided Lender gives Borrower thirty (30) days to cure any default under
                  Section 5.1; or

         (c) The Borrower fails to perform or observe any other term, covenant or other provision in any Credit Document (other than any term, covenant or provision addressed in Sections 6.1(a) or 6.1(b) above) in accordance with the terms thereof, and the Borrower fails to cure such default within 30 days after written notice from the Lender specifying in reasonable detail the nature of such default is received by the Borrower; provided, however, that if such breach is not capable of being cured within such 30 day period and Borrower diligently pursues such cure then the cure period shall be extended to such date as may be requested by

                  Borrower, but in no event more than 90 days from the date of the initial notice of breach; or

         (d) Any "event of default" occurs (as such term is defined in any other Credit Document to which the Borrower is a party) or other default in any material agreement to which Borrower is a party occurs in either case, where such default results or reasonably could result in a material adverse effect to Borrower; or

         (e) Any material representation or warranty made or furnished by the Borrower in connection with this Agreement, the other Credit Documents or the ISV 900 Project Agreement, prove to be incorrect, incomplete or misleading in any material respect when made, or the occurrence of an event under Section 3.3(d) pursuant to which Lender is not obligated to make a Credit Loan; or

         (f) The Borrower fails to pay any Debt for borrowed money (other than Debt due the Lender) or any material Debt for trade payables or perform or observe any other obligation or term in respect of such Debt, and, as a result of any such failure, the holder of such Debt accelerates the maturity thereof; or

         (g) The Borrower suffers the appointment of a receiver, trustee, custodian or similar fiduciary or makes an assignment for the benefit of creditors; or any petition for an order for relief is filed by or against the Borrower under the federal Bankruptcy Code or any similar state insolvency statute (except, in the case of a petition filed against the Borrower, if such proceeding is dismissed within 60 days after the petition is filed); or the Borrower makes any offer of settlement, extension or composition to their respective unsecured creditors generally; or

         (h) The Borrower challenges or contests in any action, suit or proceeding the validity or enforceability of any of the Credit Documents; or

         (i) One or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate is rendered against the Borrower which judgment remains unsatisfied, unvacated or unstayed pending appeal for 60 days or more after entry thereof; or

         SECTION 6.2 Obligation to Lend; Acceleration. Upon or after the occurrence and during the continuation of any Event of Default (after taking into account any applicable cure periods), the Lender may declare the obligation of the Lender to make Credit Loans or to otherwise extend credit hereunder to be terminated, whereupon the same shall forthwith terminate. Upon or after the occurrence and during the continuation of any Event of Default, the Lender may declare the Credit Note, all interest thereon, and all other Obligations to be forthwith due and payable, whereupon the Credit Note, all such interest thereon and all such other Obligations shall become and be forthwith due and payable, without presentment, protest or further notice or demand of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.3 Right of Set-off. Upon the expiration of any cure periods after the occurrence and during the continuation of any Event of Default, the Lender is authorized, from time to time, without notice to the Borrower (any such notice being hereby waived by the Borrower), to set off any indebtedness or other obligations owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations irrespective of whether or not the Lender shall have made any demand under this Agreement or the other Credit Documents and although such Obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have. The Lender agrees to promptly notify the Borrower of any such set-off.

                                   ARTICLE 7.
                                  MISCELLANEOUS

         SECTION 7.1 Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be personally delivered, mailed by certified or registered mail, return receipt requested, sent prepaid by reliable overnight courier or sent by facsimile transmission. Unless otherwise expressly provided herein, notices shall be deemed to have been validly given when delivered against receipt; or, in the case of mailing, five (5) Business Days after deposit in the mail in the continental United States, postage prepaid; or, in the case of reliable overnight courier, on the Business Day after the courier accepts delivery of such item for next Business Day delivery; or, in the case of facsimile transmission, when sent against confirmation of receipt prior to 5:00 p.m. local time at the recipient's office, in each case addressed as follows:

                           If to the Lender:

                                    Pharmacia & Upjohn Company
                                    100 Route 206, North
                                    Peapack, New Jersey 07977
                                    Attn.:  Vice President-Licensing
                                    Fax No.: 908-901-1813

                           With a copy to:

                                    Pharmacia & Upjohn Company
                                    100 Route 206, North
                                    Peapack, New Jersey 07977
                                    Attn.:  Vice President-Corporate Law
                                    Fax No.: 908-901-1862

                           If to the Borrower:

                                    InSite Vision Incorporated
                                    965 Atlantic Avenue
                                    Alameda, California  94501
                                    Attn.:  Chief Financial Officer

                                    Fax No.:  510-865-7830

                           With a copy to:
                                    Brobeck, Phleger & Harrison
                                    2200 Geng Road
                                    Two Embarcadero Place
                                    Palo Alto, California  94303
                                    Attn:  Timothy R. Curry

or to such other address or telecopy number as each party may designate for itself by like notice given in accordance with this Section.

         SECTION 7.2 Indemnity. The Borrower indemnifies, and agrees to indemnify, the Lender and its shareholders, directors, officers, employees and agents and hold the Lender and such other indemnitees harmless from and against any liability, loss, expense, damage, suit, action or proceeding on or after the Initial Loan Date suffered or incurred by the Lender or such other indemnitees as the result of such Lender's Credit Loans hereunder and the Borrower's failure to observe, perform or discharge any of the Borrower's duties under any of the Credit Documents or any misrepresentation made by or on behalf of the Borrower under any of the Credit Documents. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against the Lender or such other indemnitees by any Person under any Environmental Laws or similar laws by reason of the Borrower's or any other Person's failure to comply with laws applicable to Hazardous Substances. All indemnities given by the Borrower to the Lender under the Credit Documents, including, without limitation, the indemnities set forth in this Section, shall survive the repayment of the Credit Loans and the termination of this Agreement. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to indemnify Lender or any other indemnity in respect of (a) any taxes (except to the extent set forth in Section 7.5) or (b) any damage, loss, liability, expense or cost resulting from the gross negligence or willful default of the Lender or any other indemnitee.

         SECTION 7.3 Entire Agreement; Modification of Agreement. This Agreement and the other Credit Documents, together with all other instruments, agreements and certificates incorporated herein by reference or executed by the parties in connection herewith and therewith or with reference thereto, embody the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Lender.

         SECTION 7.4 Assignment/Sale of Interest. The Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Credit Documents, or any portion thereof, including, without limitation, the Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. The Lender may, with the prior written consent of the Borrower not to be unreasonably withheld (provided that Borrower may refuse to consent to assignment to a competitor of Borrower in its sole discretion), grant participations, sell, assign, transfer or otherwise dispose, at any time or times on or after the Initial Loan Date, of this

Agreement and any of the other Credit Documents, or of any portion hereof or thereof, including, without limitation, the Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder.

         SECTION 7.5 Reimbursement of Expenses. If, upon or after and during the continuation of any Event of Default, the Lender employs counsel for advice or other representation, in connection with any attempt to enforce any rights of the Lender against the Borrower or any other Person which may be obligated to the Lender by virtue of this Agreement or any of the other Credit Documents, irrespective of whether litigation is commenced in pursuance of such rights; then, in any such event, all reasonable costs and expenses of such counsel shall be payable, on demand, by the Borrower to the Lender, and shall be additional Obligations hereunder. Additionally, if any taxes (excluding taxes imposed upon or measured by the income of the Lender and any foreign taxes imposed on Lender as a result of (i) entry of this Agreement, (ii) maintenance of any Credit Loans or (iii) receipt of any payment pursuant hereto) shall be payable on account of the execution or delivery of this Agreement or the other Credit Documents, or the execution, delivery, issuance or recording of any of the Credit Documents, or the creation of any of the Obligations hereunder, by reason of any federal, state or local statute or other law existing on or after the Initial Loan Date, the Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold the Lender harmless from and against liability in connection therewith.

         SECTION 7.6 Indulgences Not Waivers. The Lender's failure, at any time or times on or after the Effective Date, to require strict performance by the Borrower of any provision of this Agreement or the other Credit Documents shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a Default or an Event of Default by the Borrower under this Agreement or any of the other Credit Documents shall not suspend, waive or affect any other Default or Event of Default by the Borrower under this Agreement or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Credit Documents and no Default or Event of Default by the Borrower under this Agreement or any of the other Credit Documents shall be deemed to have been suspended or waived by the Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of the Lender and directed to the Borrower.

         SECTION 7.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 7.8 Successors and Assigns. This Agreement and the other Credit Documents, shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the Lender. This provision, however, shall not be deemed to modify Section 7.4 hereof.

         SECTION 7.9 General Waivers by the Borrower. Except as otherwise expressly provided for in this Agreement, the Borrower waives: (a) presentment, protest, demand for payment, notice of dishonor, demand and protest and notice of presentment, default, notice of nonpayment; (b) any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Agreement or any of the other Credit Documents and/or any of the Lender's rights thereunder.

         SECTION 7.10 Incorporation by Reference. All of the terms of the other Credit Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any inconsistency between this Agreement and such other Credit Documents, this Agreement shall prevail and govern.

         SECTION 7.11 Execution in Counterparts; Facsimile Signatures. This Agreement and the other Credit Documents may be executed in any number of counterparts and by different parties thereto, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A signature of a party to any of the Credit Documents sent by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

         SECTION 7.12 Governing Law; Consent to Forum. This Agreement shall be governed by the laws of the State of New York without giving effect to any choice of law rules thereof. As part of the consideration for new value this day received, the Borrower hereby consents to the jurisdiction of any state court located within New York or federal court in New York, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the borrower at the address stated in Section 7.1 hereof and service so made shall be deemed to be completed upon actual receipt thereof. The Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Borrower further agrees not to assert against the Lender (except by way of a defense or counterclaim in a proceeding initiated by the Lender) any claim or other assertion of liability with respect to the Credit Documents, the Lender's conduct or otherwise in any jurisdiction other than the foregoing jurisdictions.

         SECTION 7.13 Waiver of Jury Trial. To the fullest extent permitted by law, and as separately bargained-for consideration, the parties hereby waive any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of the Credit Documents.

         SECTION 7.14 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         SECTION 7.15 Construction/Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. The Section and other headings in this Agreement and the index at the beginning of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Any pronoun used herein shall be deemed to cover all genders.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                                            INSITE VISION INCORPORATED



                                            By: /s/ S. KUMAR CHANDRASEKARAN
                                               ---------------------------------
                                            Name: S. Kumar Chandrasekaran
                                            Title: CEO


                                            PHARMACIA &UPJOHN COMPANY



                                            By: /s/ MATS PETTERSSON
                                               ---------------------------------
                                            Name: Mats Pettersson
                                            Title: Senior Vice President

                                    EXHIBIT A

THIS NOTE AND THE STOCK ISSUABLE IN RESPECT HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                                   CREDIT NOTE


$4,000,000                                                    November  __, 1999


         For value received, the undersigned, INSITE VISION INCORPORATED, a Delaware corporation (the "Borrower"), promises to pay to the order of PHARMACIA & UPJOHN COMPANY, a Delaware corporation (the "Lender"; which term shall include any subsequent holder hereof), in lawful money of the United States of America, the principal sum of Four Million and 00/100 U.S. Dollars ($4,000,000.00), or, if less, the amount outstanding under Section 2.2 of the Credit Agreement (as defined below).

         This is the Credit Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Credit Agreement, dated as of the Effective Date, between the Borrower and the Lender, as amended, renewed, restated, replaced or otherwise modified from time to time (the "Credit Agreement"). To the extent of any direct conflict between the terms and conditions of this Credit Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used and not defined in this Credit Note shall have the meanings given to them in the Credit Agreement.

         Interest shall accrue on the outstanding principal balance of this Credit Note as provided in the Credit Agreement.

         Principal, interest and all other amounts, if any, payable in respect of this of this Credit Note shall be payable on the Termination Date as provided in the Credit Agreement. The Borrower's right to prepay this Credit Note is subject to the terms and conditions of the Credit Agreement.

         The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Lender, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Credit Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon the Borrower, all of which the Borrower hereby waives.



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

         Time is of the essence of this Credit Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Credit Note, and hereby consents to any extensions of time, renewals, releases of any parties to or guarantors of this Credit Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Credit Note.

         This Credit Note shall be governed by the laws of the State of New York, without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Credit Note as of the date first above written.

                                            INSITE VISION INCORPORATED



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            PHARMACIA & UPJOHN COMPANY



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



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